SUB-ITEM 77D

                        COMPASS 2 AND 3 VARIABLE ACCOUNTS

                          MONEY MARKET VARIABLE ACCOUNT

Money Market Variable Account added disclosure regarding fluctuating unit value as described in the supplement dated July 22, 2003, to the Compass Variable
Accounts' current prospectus, as filed with the Securities and Exchange Commission via EDGAR on July 22, 2003, under Rule 497 of the Securities Act of 1933. Such description is incorporated herein by reference.